Exhibit 3.2 CERTIFICATE OF AMENDMENT OF THE SEVENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INSPIRE MEDICAL SYSTEMS, INC. Pursuant to Section 242 of the General Corporation Law of the State of Delaware _____________________________________________________ The undersigned, for purposes of amending the Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Inspire Medical Systems, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows: 1. The name of the Corporation is Inspire Medical Systems, Inc. and the Corporation was originally incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 13, 2007. 2. The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware setting forth amendments to the Certificate of Incorporation of the Corporation and declaring such amendments to be advisable. The resolutions setting forth the amendments are as follows: RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by amending and restating Section 3 of Article EIGHTH thereof in its entirety to read as follows: “3. [Reserved].” RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation is hereby further amended by amending and restating Section 4 of Article EIGHTH thereof in its entirety to read as follows: “4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be initially divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. The members of the Board of Directors already in office will remain in their current class. The Board of Directors is authorized to assign new members of the Board of Directors to Class I, Class II or Class III. Each of the directors elected as Class II directors at the 2026 annual meeting of the stockholders of the Corporation have been elected for a three-year term expiring at the 2029 annual meeting of stockholders. The term of the directors elected as Class III directors shall expire at the 2027 annual meeting of the stockholders of the Corporation and each of the directors to be elected as Class III directors at the 2027 annual meeting of the stockholders of the Corporation shall be elected for a two-year term. The term of the Class I directors shall expire at the 2028 annual meeting of the stockholders of the Corporation and each of the directors to be elected as Class I directors at the 2028 annual meeting of the stockholders of the Corporation shall be elected for a one-year term. From and after the 2029 annual meeting of the stockholders of the Corporation, the Board of Directors shall no longer be classified and at each succeeding annual meeting of the stockholders of the Corporation, each of the directors shall be elected for one-year terms. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.” RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation is hereby further amended by amending and restating Section 7 of Article EIGHTH thereof in its entirety to read as follows:

“7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed at any time (a) only as provided in Section 141(k) of the General Corporation Law of the State of Delaware and (b) only by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.” RESOLVED FURTHER, that the Certificate of Incorporation of the Corporation is hereby further amended by amending and restating Section 8 of Article EIGHTH thereof in its entirety to read as follows: “8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, if any, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.” 3. The stockholders of the Corporation duly adopted such amendments at the annual meeting of stockholders held on April 30, 2026 in accordance with Section 242 of the General Corporation Law of the State of Delaware. 4. Such amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 1st day of May, 2026. INSPIRE MEDICAL SYSTEMS, INC. /s/ Bryan Phillips Bryan Phillips Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary